EXHIBIT 31.2

CLARIENT, INC. AND SUBSIDIARIES

Certification

I, Raymond J. Land, certify that:

1.                                      I have reviewed the Annual Report on Form 10-K of Clarient, Inc. as amended by this Amendment No. 2 on Form 10-K/A; and

2.                                      Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: June 17, 2009

/s/ RAYMOND J. LAND
Raymond J. Land
Senior Vice President and Chief Financial Officer